Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to The Carlyle Group Inc. Amended & Restated 2012 Equity Incentive Plan of our reports dated February 22, 2024, with respect to the consolidated financial statements of The Carlyle Group Inc., and the effectiveness of internal control over financial reporting of The Carlyle Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Tysons, Virginia
August 6, 2024
Exhibit 23.1